Exhibit 3.1

                            ARTICLES OF AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                 OF NELNET, INC.

Pursuant to the provisions of the Nebraska Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation:

   1. The name of the corporation is Nelnet, Inc.

   2. The following amendment to the Second Amended and Restated Articles of Incorporation was adopted by the shareholders of the corporation in the manner prescribed by the Nebraska Business Corporation Act:

      The text of the amendment of the Corporation's Articles of Incorporation, as amended, is to insert the following at the conclusion of Article VI thereof:

               In all elections for directors of the Corporation, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and not be a plurality of such votes.

    3. The date that the amendment as set forth above was adopted was May 24, 2007.

    4. The number of shares of the Corporation's common stock outstanding at the time of adoption of the above amendment was 38,007,044 shares of Class A Common Stock, and 11,895,376 shares of Class B Common Stock; the number of shares entitled to vote thereon was 38,007,044 shares of Class A Common Stock, and 11,895,376 shares of Class B Common Stock. The number of votes of each voting group indisputably represented at the meeting on May 24, 2007, was 25,230,128 shares of Class A Common Stock and 86,076,860 shares of Class B Common Stock.

    5. The number of votes cast for the amendment set forth above by Class A Common Stock shareholders and Class B Common Stock shareholders entitled to vote was sufficient for approval by those voting groups.

    Dated as of the 24th day of May, 2007.


                                  NELNET, INC.

                                        By: /s/ TERRY J. HEIMES
                                            ------------------------------------
                                                Terry J. Heimes, Treasurer